ALAN W. PERYAM
Attorney at Law
1120 Lincoln Street, Suite 1000
Denver, Colorado 80203

Telephone: (303) 866-0900
Facsimile: (303) 866-0999

April 18, 2001

Pease Oil and Gas Company
751 Horizon Court, Suite 203
Grand Junction, Colorado 81506-8758

Gentlemen:

        We refer to the Registration Statement on Form S-3 (“Registration Statement”) of Pease Oil and Gas Company, a Nevada corporation (“Company”), to be filed with the United States Securities and Exchange Commission on or about April 18, 2001, relating to 1,763,800 shares of $0.10 par value common stock (the “common stock”) for resale by holders of such securities as described therein. This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

        In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein.

        Based on the foregoing, we are of the opinion that the common stock described in the Registration Statement will, upon exercise of the warrants for the common stock in accordance with the terms of the warrants, be legally issued, fully paid and nonassessable.

        We hereby consent to be named in the Registration Statement under the heading “Legal Matters” as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                                                                                                                 Sincerely,

                                                                                                                                 ALAN W. PERYAM, LLC

                                                                                                                                 By        /s/ Alan W. Peryam
                                                                                                                                         Alan W. Peryam